EXHIBIT 3.3
CERTIFICATE OF FORMATION
OF
DEP HOLDINGS, LLC
     This Certificate of Formation, dated September 28, 2006, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.
1.	Name. The name of the Company is “DEP Holdings, LLC”.

2.	Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
3.	Effective Time. The effective time of the formation of the Company contemplated hereby is immediately upon the filing of this Certificate of Formation with the Secretary of State of Delaware.
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

/s/ Richard H. Bachmann
Richard H. Bachmann, Authorized Person